PAR VALUE $.001

                               VHS NETWORK, INC.
                           INCORPORATED UNDER THE LAWS

                             OF THE STATE OF FLORIDA

COMMON STOCK                                                   CUSIP 918233 10 7

THIS CERTIFIES THAT                 SPECIMEN

Is the owner of

           FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

VHS NETWORK, INC. (hereinafter called the "Corporation"), transferable only on the books of the Corporation by holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation to all of which the holder by acceptance hereof assents.

     This Certificate is not valid unless countersigned and registered by the Transfer Agent. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Date

By:/s/ Jay Harwigton                        By: /s/ (signature illegible)
--------------------                        -----------------------------
       Jay Harwigton

Countersigned (initials illegible)

Florida Atlantic Stock Transfer, Inc.
5701 North Pine Island Road,
Tamarac, Florida 33321                Transfer Agent

                 (CORPORATE SEAL OF VHS NETWORK, INC. OMITTED)